SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                           -----------------------

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported)   January 24, 1995
                                                      -------------------

                       STORAGE TECHNOLOGY CORPORATION
             --------------------------------------------------
             (Exact Name of Registrant As Specified In Charter)


               Delaware            1-7534             84-0593263
           ---------------       ----------         -------------
             (State of          (Commission         (IRS Employer
           Incorporation)       File Number)     Identification No.)



           2270 South 88th Street, Louisville, Colorado 80028-4309
         -----------------------------------------------------------
                  (Address of Principal Executive Offices)


     Registrant's telephone number, including area code  (303) 673-5151
                                                        ----------------


                               Not Applicable
        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)
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Item 5.     Other Events.
            ------------

On January 24, 1995, the Registrant released its 1994 financial results.



Item 7.       Exhibits.
              --------

Storage Technology Corporation's press release dated January 24, 1995.


                                 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Storage Technology Corporation



Dated: January 26, 1995                   By:      /s/ GREGORY A. TYMN
                                                ---------------------------
                                                       Gregory A. Tymn
                                                    Senior Vice President
                                                   Chief Financial Officer




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ITEM 7
- ------





For Immediate Release         Contact:  Michael Klatman
January 24, 1995                        (303) 673-5020

                                        David Reid
                                        (303) 673-4815





           STORAGETEK REPORTS 1994 FINANCIAL RESULTS

LOUISVILLE, Colo. -- Storage Technology Corp. (NYSE:STK) today reported net income for the fourth quarter of $28.1 million. Earnings available to common shares were $.56 per share, after consideration of the quarterly preferred dividend of $3 million. By comparison, the company reported net income of $6.3 million, or $.08 per share, for the fourth quarter of 1993. Revenue for the fourth quarter of 1994 was $516.1 million, a quarterly record for the company and a 29 percent increase over the $400.2 million reported for the comparable period a year ago.

For 1994, the company reported net income of $41.4 million, compared with a net loss of $77.8 million in 1993. On a per share basis, the company earned $.66 in 1994 versus a loss of $2.05 in 1993. Revenue for 1994 increased 16 percent to $1.6 billion from $1.4 billion in 1993.

"We made substantial progress in revenue and profitability during 1994," said Ryal R. Poppa, StorageTek chairman, president and chief executive officer, "and closed the year with a strong balance sheet, including $206 million in cash. We believe this progress will continue in 1995 on the strength of new products introduced in 1994 and planned introductions in 1995. We have scheduled major product announcements for the week of Feb. 6.

                             more
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STORAGETEK REPORTS 1994 FINANCIAL RESULTS
Page 2

"While the fourth quarter was our best from operations since 1991, it fell short of our expectations, nonetheless," he said. "Several factors associated with Iceberg kept us from having a better quarter. Unit volume, configuration size and pricing were all somewhat lower than anticipated. Margins on Iceberg were slightly below expectations, but they continue to be excellent and, with planned technological improvements in 1995, we believe, sustainable.

"Offsetting the negative factors was a very strong tape library business," Poppa said. "For example, order, shipment and revenue activity increased substantially for both PowderHorn upgrades and WolfCreek libraries. In addition, previously announced cost-control measures have begun to be implemented."

Poppa gave this update on the status of products:

     o 153 Iceberg subsystems were revenue recognized, bringing the total to 247 since inception of the program. Some 400 units representing about 70 terabytes of storage had been shipped by yearend. The first dynamic, virtual-disk storage solution for mainframe computers, the Iceberg 9200 Virtual Storage Facility was named one of the year's 10 most important products by Information Week magazine. "Iceberg's first year in the market was a success and the backlog of systems not yet revenue recognized gives us a good start for the new year in this highly competitive market," said Poppa.

     o Production capacity of the TimberLine 36-track subsystem is sold out for the first quarter of 1995, after a sellout in the fourth quarter of 1994. "We are at volume production for the TimberLine product and recording backlog for the second quarter," said Poppa. "Tape transport shipments nearly doubled from 1993 to 1994, our largest year ever, and we continue to sell a mix of 18-track, Silverton 36-track, and TimberLine 36-track transports."

                             more
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STORAGETEK REPORTS 1994 FINANCIAL RESULTS
Page 3

o Some 450 PowderHorn and WolfCreek libraries were revenue recognized in the fourth quarter to bring the worldwide installed base to more than 7,000. Customers also upgraded 130 of the original 4400 Automated Cartridge System libraries to PowderHorn models. "We added 180 new library sites in 1994, demonstrating that the trend toward automation continues," Poppa added.

Turning to major products scheduled for introduction in 1995, Poppa gave this summary:

o Initial customer shipment of Arctic Fox, StorageTek's Hi-performance Shared-access Facility, was achieved in January.

o Kodiak, StorageTek's Scalable Storage Facility, is expected to be shipped to a beta site in the first quarter.

o The RedWood helical tape subsystem, which is capable of storing substantially more data on a half-inch tape cartridge than any other product now on the market, is in beta test at several sites and due to be introduced at customer events beginning Feb. 7.

StorageTek will hold its annual meeting at 10 a.m. May 24 at the Ritz Carlton hotel in Boston, Mass.

Storage Technology Corp. designs, manufactures, markets and services, worldwide, information storage and retrieval subsystems for enterprisewide computer systems and networks.


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                 STORAGE TECHNOLOGY CORPORATION
              CONSOLIDATED STATEMENT OF OPERATIONS
                          (Unaudited)
            (In Thousands, Except Per Share Amounts)


                       QUARTER ENDED            YEAR ENDED
                   ---------------------  ----------------------
                    12/30/94    12/31/93    12/30/94    12/31/93
                   ---------  ----------  ----------  ----------

Sales              $ 383,562  $  269,966  $1,115,802  $  902,482
Service and rental   132,584     130,233     509,157     502,270
                    --------   ---------   ---------   ---------
   Total revenue     516,146     400,199   1,624,959   1,404,752
                    --------   ---------   ---------   ---------

Cost of sales        242,761     178,854     728,983     641,411
Cost of service
 and rental           87,307      84,212     328,267     324,502
                    --------   ---------   ---------   ---------
   Total cost of
    revenue          330,068     263,066   1,057,250     965,913
                    --------   ---------   ---------   ---------

   Gross profit      186,078     137,133     567,709     438,839
Research and
 product develop-
 ment costs           47,588      42,532     169,811     163,286
Marketing, general,
 administrative
 and other            99,001      87,488     341,747     324,823
Restructuring and
 other charges                     4,872                  74,772
                    --------   ---------   ---------   ---------
   Operating
    profit (loss)     39,489       2,241      56,151    (124,042)

Interest expense       9,794      10,348      40,678      43,670
Interest income       (8,717)    (13,952)    (42,964)    (54,916)
                    --------   ---------   ---------   ---------
   Income (loss)
    before income
    taxes and
    cumulative
    effect of
    accounting
    change            38,412       5,845      58,437    (112,796)

Provision (benefit)
 for income taxes     10,300        (500)     17,000       5,000
                    --------   ---------   ---------   ---------
   Income (loss)
    before cumu-
    lative effect
    of accounting
    change            28,112       6,345      41,437    (117,796)
Cumulative effect
 on prior years of
 change in method
 of accounting for
 income taxes                                             40,000
                    --------   ---------   ---------   ---------
   Net income
    (loss)            28,112       6,345      41,437     (77,796)


                  (Continued on following page)
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                  (Continued from previous page)


                 STORAGE TECHNOLOGY CORPORATION
              CONSOLIDATED STATEMENT OF OPERATIONS
                          (Unaudited)
            (In Thousands, Except Per Share Amounts)


                       QUARTER ENDED            YEAR ENDED
                   ---------------------  ----------------------
                    12/30/94    12/31/93    12/30/94    12/31/93
                   ---------  ----------  ----------  ----------

   Net income
    (loss)            28,112       6,345      41,437     (77,796)

Preferred dividend
 requirement           3,019       3,019      12,075       9,805
                    --------   ---------   ---------   ---------
   Income (loss)
    applicable to
    common shares  $  25,093  $    3,326  $   29,362  $  (87,601)
                    ========   =========   =========   =========

EARNINGS (LOSS) PER
 COMMON SHARE:

Primary:

Income (loss)
 before cumulative
 effect of
 accounting change $    0.56  $     0.08  $     0.66  $    (2.98)
Cumulative effect
 of change in
 method of
 accounting for
 income taxes                                               0.93
                    --------   ---------   ---------   ---------
                   $    0.56  $     0.08  $     0.66  $    (2.05)
                    ========   =========   =========   =========

Fully Diluted      $    0.54         (A)         (A)         (A)
                    ========   =========   =========   =========

(A) Fully diluted earnings per share for the fourth quarter of 1994 reflects the assumed conversion of the Company's convertible preferred stock, whereas the convertible preferred stock was not dilutive for all other periods presented.

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                 STORAGE TECHNOLOGY CORPORATION
                   CONSOLIDATED BALANCE SHEET
                    (In Thousands of Dollars)

                                         12/30/94
                                       (Unaudited)    12/31/93
                                       ----------   ----------
ASSETS
Cash and cash equivalents              $  205,926   $  255,062
Short-term investments                                  16,042
Accounts receivable, net                  313,231      218,701
Notes and installment receivables           8,203        9,973
Net investment in sales-type leases       155,341      171,165
Inventories                               240,019      203,257
                                        ---------    ---------
  Total current assets                    922,720      874,200

Notes and installment receivables           9,918       13,968
Net investment in sales-type leases       231,377      252,678
Computer equipment, at cost (net)         137,374       97,324
Spare parts for field service, at
 cost (net)                                56,977       50,150
Property, plant and equipment, at
 cost (net)                               332,651      306,034
Deferred income tax assets (net)           51,603       52,260
Other assets                              147,387      146,395
                                        ---------    ---------
                                       $1,890,007   $1,793,009
                                        =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Nonrecourse borrowings secured by
 lease commitments                     $   79,407   $   74,191
Current portion of other long-term
 debt                                      27,396       32,581
Accounts payable                          113,794       91,890
Accrued liabilities                       219,139      192,874
Income taxes payable                        8,764       14,167
                                        ---------    ---------
  Total current liabilities               448,500      405,703

8% Convertible subordinated
 debentures                               145,645      145,645
Nonrecourse borrowings secured by
 lease commitments                        112,073       96,975
Other long-term debt                       99,169      119,098
Deferred income tax liabilities            10,073        8,285
                                        ---------    ---------
  Total liabilities                       815,460      775,706
                                        ---------    ---------
STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value                35           35
Common stock, $.10 par value                4,456        4,310
Capital in excess of par value          1,449,240    1,421,860
Accumulated deficit                      (372,261)    (401,623)
Treasury stock                               (773)        (735)
Unearned compensation                      (6,150)      (6,544)
                                        ---------    ---------
  Total stockholders' equity            1,074,547    1,017,303
                                        ---------    ---------
                                       $1,890,007   $1,793,009
                                        =========    =========
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